UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38624	16-1603202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Mount Hope Avenue, Rochester, New York	14620
(Address of principal executive offices)	(Zip Code)

(585) 271-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VCNX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2023, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Vaccinex, Inc. (the “Company”), approved the award of options under the Company’s 2018 Omnibus Incentive Plan to certain named executive officers and the principal executive and financial officers of the Company to be granted on March 31, 2023 (the “Grant Date”) as follows: (i) Maurice Zauderer, President and Chief Executive Officer, options to purchase 56,000 shares of the common stock of the Company (“Common Stock”), (ii) Ernest Smith, Senior Vice President and Chief Scientific Officer, options to purchase 40,000 shares of Common Stock, and (iii) Scott Royer, Chief Financial Officer, options to purchase 32,000 shares of Common Stock. Subject to the terms of the respective award notices, these options vest on the first four anniversaries of the Grant Date in equal installments. The options expire the day before the tenth anniversary of the Grant Date, except for Dr. Zauderer’s options, which expire the day before the fifth anniversary of the date of grant. The grant price of these options will be the fair market value as of the Grant Date, except for Dr. Zauderer’s options, which will have a grant price of 110% of the fair market value as of such date.

In addition, on March 17, 2023, the Compensation Committee approved, effective April 1, 2023, 5% increases to the base salaries for Dr. Zauderer, Dr. Smith, and Mr. Royer resulting in base salaries of $426,930, $302,380, and $275,334, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINEX, INC.

Date: March 23, 2023

	By:	/s/ Scott E. Royer
Scott E. Royer
Chief Financial Officer